SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2009

ETHOS ENVIRONMENTAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)

619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

phone: 619.399.3090

fax: 619.330.1888

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 5, 2009, the Company issued two $100,000 10% Convertible Promissory Notes (the “Notes”), one in favor of MKM Opportunity Master Fund, Ltd. and the other in favor of David S. Nagelberg 2003 Revocable Trust UAD 7/2/03. The Notes were offered on identical terms at $100,000 each, and each includes a Common Stock Purchase Warrant (the “Warrant”) for the purchase of up to 100,000 shares of the Company’s Common Stock at $0.30 per share. The Notes and Warrants contain standard representations, and warranties and affirmative and negative covenants, and are described in greater detail below.

The Notes carry 10% simple interest and a 12 month maturity date, and the entire principal amount of the Notes, including any accrued interest, may be converted into shares of the Company’s common stock by election of the Holder at any time at a rate of $0.225 per share. Additionally, the Company may convert the entire principal amount of the Notes, including accrued interest, into shares of the Company’s common stock if the closing price of the Company’s stock as reported on the Over the Counter Markets is $0.50 or more for 5 consecutive trading days with such conversion at a rate of $0.225 per share as well. The Notes also contains customary events of default.  The 2009 Warrant is exercisable for an aggregate of 100,000 shares of Common Stock at an exercise price of $0.30 per share for three (3) years from date of issue.  In addition to the above, per the terms of the Notes, each of the Note holders will receive a one-time issuance of 30,000 restricted shares of the Company’s common stock.

The descriptions of the Notes and Warrants are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02

Unregistered Sales of Equity Securities.

The Securities issued pursuant to the Notes and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transaction contemplated by the Notes and Warrants is exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder. Pursuant to the operative agreements relating to the Notes and Warrants, each investing party made representations to the Company regarding their respective suitability to invest, including, without limitation, that each investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act. The Company did not engage in general solicitation in connection with the sale of the securities.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01

Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement*
10.2	Form of Convertible Note*
10.3	Form of Common Stock Purchase Warrant*
* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2009	Ethos Environmental, Inc.

By: /s/ Corey P. Schlossmann
Corey P. Schlossmann,
President & CEO